# Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "BIOLIFE4D CORPORATION", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF JUNE, A.D. 2017, AT 7:03 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

6215155 8100
SR# 20174805829

Authentication: 202730461
Date: 06-19-17

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:03 PM 06/16/2017
FILED 07:03 PM 06/16/2017
SR 20174805829 - File Number 6215155

# CERTIFICATE OF AMENDMENT OF THE

# CERTIFICATE OF INCORPORATION OF

# BIOLIFE4D CORPORATION

BIOLIFE4D CORPORATION (hereinafter called the "corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1. The name of the Corporation is BIOLIFE4D CORPORATION.

2. The Certificate of Incorporation of the Corporation is hereby amended by:

A. Striking out Article IV thereof and by substituting in lieu of said Article the following new Article IV:

## ARTICLE IV

## AUTHORIZED STOCK

This Corporation is authorized to issue two classes of stock to be designated, respectively, "Voting Common Stock" and "Non-Voting Common Stock." The total number of shares which the Corporation is authorized to issue is Seventeen Million (17,000,000) shares, Eleven Million (11,000,000) shares of which shall be Voting Common Stock and Six Million (6,000,000) shares of which shall be Non-Voting Common Stock. The Voting Common Stock shall have a par value of $0.00001 per share and the Non-Voting Common Stock shall have a par value of $0.00001 per share.

3. The amendments of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

*[Signature Page Follows.]*

Executed on this 15th day of June, 2017.

, CEO

Steven Morris, Authorized Officer

3731200/1/17438.000